EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Lakeland Bancorp, Inc of our report dated March 11, 2013 on the financial statements of Somerset Hills Bancorp for the years ended December 31, 2012 and 2011 and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Crowe Horwath LLP

Livingston, New Jersey

March 15, 2013